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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sears Holdings Corporation

We hereby consent to the incorporation by reference in the Joint Proxy Statement-Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-4 of Sears Holdings Corporation of our report dated March 12, 2004, relating to the consolidated financial statements and schedules of Kmart Holding Corporation, appearing in Kmart Holding Corporation's Annual Report on Form 10-K for the 39 weeks ended January 28, 2004.

We also consent to the reference to us under the caption "Experts" in the Joint Proxy Statement-Prospectus.

BDO Seidman, LLP
Troy, Michigan

January 31, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM